UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Regions Financial Corporation (the “Company”) amended the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (the “SERP”) and the Regions Financial Corporation Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”).

Item 8.01	Other Events

In addition to the amendments to the SERP and Supplemental 401(k) Plan, the Company also amended the Regions Financial Corporation Retirement Plan (the “Retirement Plan”), the Regions Financial Corporation 401(k) Plan (the “Regions 401(k) Plan”) and the Morgan Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan (the “MK 401(k) Plan”).

The amendments were as follows:

•	effective January 1, 2010, benefit accruals under the Retirement Plan and the SERP will restart for all eligible individuals who are participants in the Retirement Plan and the SERP; and

•	effective January 1, 2010, the Company will restore matching contributions under the Regions 401(k) Plan, the Supplemental 401(k) Plan and the MK 401(k) Plan.

For more details, please refer to the executed amendments attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment Number Three to the Regions Financial Corporation 401(k) Plan

10.2	Amendment Number Two to the Regions Financial Corporation Supplemental 401(K) Plan

10.3	Amendment Three Morgan, Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan

10.4	Amendment Number Five to the Regions Financial Corporation Retirement Plan

10.5	Amendment Number Two to the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ JOHN D. BUCHANAN
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: December 18, 2009